SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                December 6, 2002


                             STILWELL FINANCIAL INC.
               (Exact name of company as specified in its charter)


            DELAWARE                    001-15253               43-1804048
-------------------------------   --------------------    ----------------------
  (State or other jurisdiction    (Commission file        (IRS Employer
        of incorporation)                number)          Identification Number)


            920 Main Street, 21st Floor, Kansas City, Missouri 64105
               (Address of principal executive offices) (Zip Code)


                Company's telephone number, including area code:
                                (816) 218 - 2400


                                 Not Applicable
          (Former name or former address if changed since last report)

Item 9.           Regulation FD Disclosure

         Stilwell Financial Inc. ("Stilwell") is furnishing under Item 9 of this Current Report on Form 8-K the following information.

         Stilwell is currently evaluating a number of divestiture alternatives regarding its stake in DST Systems, Inc. ("DST"), including, among others, a secondary offering, a sale directly to DST, a spin-off or split-off transaction and/or convertible financing structures. A divestiture could be accomplished through a single transaction, a series of transactions and/or a combination of different alternatives over a short or longer period of time. The company has not made any decisions as to the timing, method, tax approach or amount with respect to a DST transaction, and any such transaction will consider the economic, market and business conditions at the time.

         In connection with the reorganization of Stilwell and Janus Capital Management LLC ("Janus") into a unified platform for marketing and distributing its products globally under the Janus brand name, the management team of Janus expects to review all aspects of its business, including future equity grants, bonuses and existing employment agreements. No decision has been made on any of these matters.

         The information in this Current Report on Form 8-K is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of
Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Stilwell Financial Inc.


Date: December 6, 2002            By:        /s/  Douglas E. Nickerson
                                     -------------------------------------------
                                               Douglas E. Nickerson
                                     Vice President, Controller and Treasurer
                                          (Principal Accounting Officer)